UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway Suite 500 Dallas, TX	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2022, CECO Environmental Corp. (the "Company") held its 2022 annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders: 1) elected each of the seven director nominees listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders and until his or her successor is elected and duly qualified; 2) approved, on an advisory basis, the Company’s named executive officer compensation; and 3) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2022. The voting results at the Annual Meeting with respect to each of the matters described above were as follows:

1.
The seven director nominees named in the proxy statement and standing for election were elected based upon the following votes:

DIRECTOR NOMINEE	FOR	WITHELD	BROKER NON-VOTES
Jason DeZwirek	25,785,886	1,709,433	3,571,396
Todd Gleason	26,964,336	530,983	3,571,396
David B. Liner	24,062,131	3,433,188	3,571,396
Claudio A. Mannarino	24,827,567	2,667,752	3,571,396
Munish Nanda	26,965,067	530,252	3,571,396
Valerie Gentile Sachs	26,635,849	859,470	3,571,396
Richard F. Wallman	27,142,987	352,332	3,571,396
2.
The Company’s named executive officer compensation was approved on an advisory basis as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,980,761	464,369	50,189	3,571,396
3.
The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2022 was ratified as follows:

FOR	AGAINST	ABSTAIN
30,855,469	179,383	31,863

9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2022	CECO Environmental Corp.

	By:	/s/ Matthew Eckl
Matthew Eckl
Chief Financial Officer